EXHIBIT 99.1

PERFORMANCE SPORTS GROUP ISSUES STATEMENT ON TRADING ACITIVITY

EXETER, NH – October 11, 2016 – Performance Sports Group Ltd. (NYSE:PSG) (TSX:PSG) (“Performance Sports Group” or the “Company”), a leading developer and manufacturer of high performance sports equipment and apparel, today issued the following statement:

The Company does not generally comment publicly on unusual trading activity, rumors or speculation in the marketplace; however, at the request of the Investment Industry Regulatory  Organization of Canada (IIROC), the Company is advising that, as previously announced, the Board of Directors of the Company has formed a special committee (the “Special Committee”), and the Special Committee, with the assistance of Centerview Partners LLC (“Centerview”) as its independent financial advisor, is continuing to review and evaluate strategic alternatives. While Centerview and the Company have had discussions with certain interested parties and stakeholders, no agreement has been reached with a third party. Until such time as it is appropriate to make a public announcement on any potential transaction, the Company will not comment further on this matter.
About Performance Sports Group Ltd.
Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) is a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel and soccer apparel. The Company is the global leader in hockey with the strongest and most recognized brand, and is a leader in North America in baseball and softball. Its products are marketed under the BAUER, MISSION, MAVERIK, CASCADE, INARIA, COMBAT and EASTON brand names and are distributed by sales representatives and independent distributors throughout the world. In addition, the Company distributes its hockey products through its Burlington, Massachusetts and Bloomington, Minnesota Own The Moment Hockey Experience retail stores. Performance Sports Group is a member of the Russell 2000 and 3000 Indexes. For more information on the Company, please visit www.PerformanceSportsGroup.com.

Caution Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to, among other things, the review and evaluation of strategic alternatives being undertaken by the Special Committee and the outcome of discussions with certain interested parties and stakeholders. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Forward-looking statements, by their nature, are based on assumptions, which, although considered reasonable by the Company at the time of preparation, may prove to be incorrect, and are subject to important risks and uncertainties. There can be no assurances of the outcome of any review and evaluation of strategic alternatives by the Special Committee.  The Special Committee has not established a definitive timeline to complete its review and evaluation of strategic alternatives and no decision on any particular alternative has been reached at this time. There can be no assurance that this process will result in any transaction.

Many factors could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the Company’s ability to manage its liquidity position, borrow under its revolving credit facility and to continue operating its business and serving its customers in the ordinary course, the results of the internal investigation being conducted by the audit committee of the Board of Directors of the Company in connection with the finalization of the Company’s Annual Report on Form 10-K, including its annual audited financial statements for the fiscal year ended May 31, 2016 and the related management’s discussion and analysis (the “Annual Filings”), the Company not obtaining a management cease trade order or in the event the Company obtains a management cease trade order, but does not subsequently file its Annual Filings, an order being issued creasing trading in the Company’s securities, and the factors identified in the “Risk Factors” sections of the Company’s annual report on Form 10-K dated August 26, 2015 and quarterly report on Form 10-Q dated April 14, 2016, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.performancesportsgroup.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not intend and undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Steve Jones
Sr. Director, Corporate Communications
Tel 1-603-430-2111
media@performancesportsgroup.com

Investor Relations:
Liolios Group Inc.
Cody Slach
Tel 1-949-574-3860
PSG@liolios.com